UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2010

GBS ENTERPRISES INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

302 North Brooke Drive
Canton, GA 30014
(Address of Principal Executive Offices)
(Zip Code)

(404) 474-7256
(Registrant's Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Copies to:
The Sourlis Law Firm
Virginia K. Sourlis, Esq.
214 Broad Street
Red Bank, New Jersey 07701
T: (732) 530-9007
F: (732) 530-9008
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gary MacDonald – Executive Vice President and Chief Corporate Development Officer

On April 30, 2010, GBS Enterprises Incorporated, a Nevada corporation (the “Company”), hired Gary MacDonald, age 56 years old, as the Company’s Executive Vice President and Chief Corporate Development Officer.

Biography:

Summary:

  A technology executive and entrepreneur with over thirty years of experience in companies in the United States and Europe.

  A broad functional background spanning engineering, marketing, sales, strategic business development and general management in companies ranging in size from start-ups to enterprise level organizations.

  Experienced in a wide array of technology areas including; semiconductors, parallel supercomputing, ultra-short pulse lasers, and software (artificial intelligence, IT, cloud computing)

Specialties:

Managing rapidly growing companies, business development, building strategic partnerships, and corporate development/capital formation

Experience:

  September 2005 – Present
  GROUP Business Software AG
  Chief Business Development Officer
  Public Company; INW; Computer Software industry

  November 2003 – August 2005
  Raydiance, Inc.
  Vice President, Corporate Development and Government Relations
  Privately Held; Research industry

  August 1994 – September 2003
  Kingston Technology Company
  Senior Vice President Sales and Marketing
  Privately Held; Computer Hardware industry

  October 1991 – August 1994
  Impediment Incorporated
  Vice President and Principal
  Computer Hardware industry

Employment Agreement:

None

Family Relationships:

None

Transactions with Related Persons, Promoters and Certain Control Persons:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By: /s/ Joerg Ott
Joerg Ott
Chief Executive Officer
Dated: February 4, 2011